UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

      (Mark One)
      [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the quarterly period ended July 31, 2000
                                       OR
      [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

           Commission File No            333-27037

                UNITED FINANCIAL MORTGAGE CORP.

      (Exact name of small business issuer as specified in its charter)

                ILLINOIS                             36-3440533
                (State or other jurisdiction of      (I.R.S. Employer
                incorporation or organization)       Identification No.)

                                       600 Enterprise Drive,
                                            Suite 206
                                     Oak Brook, Illinois 60523

                       Issuer's telephone number:  (630) 571-7222
                   Securities to be registered under Section 12(b) of the Act:

           Title of each class      Name of each exchange on which registered
              Common Stock                  The Chicago Stock Exchange

                Securities to be registered under Section 12(g) of the Act:
                                    None
                               (Title of Class)


      Check whether the issuer (1) filed all reports required to be filed by section 13 or 15(d) of the Exchange Act during the past 12 months
      (or for such shorter period that the registrant was Required to file such reports), and (2) has been subject to such filing requirements for the past 90 Days.
      Yes  [ X ]        No  [  ]

      State the Number of shares outstanding of each of the issuer's common equity as of the last practicable date:

                                               Outstanding at
                 Class                         July 31, 2000
          Common Stock, No Par Value               3,881,129

      Transitional Small Business Disclosure Format (check one)
      Yes [  ]    No  [X]

                         UNITED FINANCIAL MORTGAGE CORP.
                         QUARTERLY REPORT ON FORM 10-QSB
                         QUARTER ENDED July 31, 2000

                                TABLE OF CONTENTS



   PAGE NO.
      PART I    FINANCIAL INFORMATION

      Item 1.   Financial Statements

                Balance Sheets (Unaudited) July 31, 1999 and 2000       3

                Statement of Operations (Unaudited) - three months      5
                ended July 31, 1999 and 2000

                Statement of Stockholder's Equity (Unaudited) - three
                months ended July 31, 1999 and 2000                     6

                Statements of Cash Flows (Unaudited) - three months
                ended July 31, 1999 and 2000                            7

                Notes to Financial Statements (Unaudited)               8


      Item 2.   Management's Discussion and Analysis of Financial
                Condition and Results of Operations                    15

      Part II   OTHER INFORMATION                                      17

      EXHIBITS                                                         18

      SIGNATURES                                                       19

                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)


                                     Three Months Ended      Three Months Ended
                                       July 31, 1999            July 31, 2000

           ASSETS
      Current Assets:
        Cash                         $      4,563,533           $   3,737,966
        Loans Held For Sale                30,599,216              25,458,203
        Accounts Receivable                   271,490                 423,624
        Due From Employees                     23,500                  15,877
        Due from Officers                       2,439                       0
        Due from Affiliates                     1,000                       0
        Deferred Tax Asset                          0                  20,633
        U.S. Savings Bonds                      2,000                   3,600
        Notes Receivable                      110,000                 128,000
        Prepaid Expense                       229,668                 118,222
            Total Current Assets           35,802,846              29,906,125

      Furniture, Fixtures & Equipment
        Cost                                  694,218                 707,500
        Accumulated Depreciation             (308,775)               (384,810)
        Net Furniture, Fixtures, &
              Equipment                       385,443                 322,690

      Other Assets:
        Servicing Rights                      295,695                 322,560
        Land Investments                            0                 275,000
        Escrow Deposits                       196,061                       0
        Security Deposits                      17,769                  23,417
        Deferred Advisor Fees                  39,000                       0
        Investment                              5,850                  81,453
        Goodwill Net                          129,139                 123,562
           Total Other Assets                 683,514                 825,991

           Total Assets                    36,871,802              31,054,807


             The accompanying Notes are an integral part of this statement


                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)



                                     Three Months Ended      Three Months Ended
                                       July 31, 1999            July 31, 2000

      LIABILITES AND STOCKHOLDERS EQUITY

      Current Liabilities:
        Accounts Payable             $        235,950           $     332,793
        Loans Payable                         700,766                       0
        Accrued Expenses                      177,675                 511,171
        Leases Payable-Short Term              17,015                  13,000
        Deferred Income Taxes                 270,599                       0
        Taxes Payable                          46,145                       0
        Escrow Payable                        177,972                  25,363
        Notes Payable - Current            28,560,371              23,611,960
           Total Current Liabilities       30,186,494              24,494,287
        Leases Payable-Long Term               22,943                  10,140
                Total Liabilities          30,209,437              24,504,427

      Stockholders' Equity
        Common Shares, 20,000,000
        Authorized, No Par Value,
        Shares Issued and Outstanding;
        3,897,529 at July 31, 1999
        and 3,881,129 at July 31, 2000      6,527,278               6,494,323

      Preferred Shares, 5,000,000
        authorized, No Par Value, 63
        Series A Redeemable Shares
        Issued And Outstanding at
        July 31, 1999 and July 31, 2000       315,000                 315,000

      Retained Earnings                      (179,913)               (258,944)

           Total Stockholders Equity        6,662,365               6,550,379

           Total Liabilities Plus
           Stockholders Equity             36,871,802              31,054,807



            The accompanying Notes are an integral part of this statement

                         United Financial Mortgage Corp.
                          Condensed Statement of Income
                                   (Unaudited)
                                         Three Months         Three Months
                                             Ended                Ended
                                         July 31, 1999       July 31, 2000
     Revenues:
        Commissions & Fees                $ 2,430,230        $  2,402,571
        Interest Income                       485,146             528,566
        Other Income & Expenses                     0                   0
                Total Revenues              2,915,376           2,931,137

      Expenses:
        Salaries & Commissions            $ 1,559,345        $  1,527,122
        Selling & Administrative              730,924             723,991
        Depreciation                           35,839              39,009
        Interest Expense                      472,764             515,103
              Total Expenses                2,798,872           2,805,225

      Income (loss) Before
         Income Taxes                         116,505             125,911
      Income Tax Provision                     47,767              54,446
      Net Income(Loss)                         68,738              71,465
      Less Dividends Paid on
         Preferred Stock                            0                   0
      Net Income Applicable
         To Common Shareholders                68,738              71,465

      Basic Net Income
         Per Common Share                      0.0176              0.0184
      Diluted Net Income
         Per Common Share                      0.0166              0.0171

      Shares used in computation of
         Basic Net Income Per Share         3,897,529           3,881,129
      Shares used in computation of
         Diluted Net Income Per Share       4,139,529           4,181,129


          The accompanying Notes are an integral part of this statement

                      United Financial Mortgage Corp.
                        Statement of Stockholders Equity
                       Three Months Ended July 31, 2000
                                   (Unaudited)

                                     Common     Preferred  Retained
                                      Stock       Stock    Earnings    Total

      Balance, April 30, 2000      6,510,938     315,000   (330,409)  6,495,529



      Retirement of 200 shares       (16,615)                           (16,615)

      Net Income for the Period
         Ended July 31, 2000                                 71,465      71,465

      Balance, July 31, 2000       6,494,323     315,000   (258,944)  6,550,379



            The accompanying Notes are an integral part of this statement

                         United Financial Mortgage Corp.
                             Statement of Cash Flows
                                   (Unaudited)

                                         Three Months Ended   Three Months Ended
                                           July 31, 1999         July 31, 2000

   CASH FLOWS FROM OPERATING ACTIVITIES
        Net Income or                      $       68,738        $      71,465
        Adjustment to Reconcile Net Income
        To Net Cash Provided by Operating
        Activities
           Depreciation                            32,263               19,009
           Changes In:
             Prepaids & Other Current Assets      (18,000)            (209,636)
             Accrued Expenses & Other
                  Current Liabilities             128,267              (35,252)
             Accounts Payable                           0               78,000
             Deferred Tax Asset                         0               54,446
             Deposits                            (136,633)                   0
      NET CASH PROVIDED BY OPERATING
           ACTIVITIES                              74,634              (21,967)

      CASH FLOWS FROM INVESTING ACTIVITIES
             Land Sales                                 0              (40,493)
             Purchase of Fixed Assets             (48,699)              (1,831)
             Goodwill                               3,576                    0
             Investments                             (100)             (12,981)
             Servicing Rights                    (109,715)               6,014

      NET CASH PROVIDED FROM INVESTING
           ACTIVITIES                            (154,938)             (49,290)

      CASH FLOWS FROM FINANCING ACTIVITIES
            Notes Receivable                            0               (2,401)
            Notes Payable                         700,766                    0
            Changes in Short-Term Debt              4,720               (1,093)
            Changes in Long-Term Debt              (8,608)              (3,201)
            Deferred Advisor Fees                  39,000                    0
            Common Stock Redeemed                       0              (16,615)
            Mortgage Loans Made                 3,378,282            6,183,106
            Changes in Bank Line of Credit     (3,815,261)          (5,956,728)

      CASH PROVIDED (USED) BY FINANCING
           ACTIVITIES                             298,900              203,068

      INCREASE (DECREASE) IN CASH                 218,596              131,810
      Cash at Beginning of Period               4,344,937            3,606,156

      Cash at End of Period                     4,563,533            3,737,966


              The accompanying Notes are an integral part of this statement


                     UNITED FINANCIAL MORTGAGE CORP.
                          Notes to Financial Statements

                                July 31, 2000
                                   (Unaudited)

   Interim Financial Data
       The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
   Article 10 of Regulation S-X.

       Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000.
   In the opinion of management, all adjustments(consisting only of adjustments of a normal and recurring nature) considered necessary for a fair presentation of the results of operations have been included. Operating results for the three month period ended July 31, 2000 are not necessarily indicative of the results that might be expected for the year ended April 30, 2001.

   Organization and Business of the Company
       United Financial Mortgage Corp. is an Illinois corporation organized on April 30, 1986 to engage in the residential mortgage banking business. The Company is a licensed mortgage banker in the states of Arkansas, California, Colorado, Connecticut, Delaware, Florida, Illinois, Indiana, Kentucky, Maryland, Missouri, Nevada, New Mexico, North Carolina, Oregon, South Carolina, Texas, Utah, Virginia, Washington and Wisconsin. The Company also does business in other states that do not have mortgage banking liscensure statutes, including Idaho, Kansas, Montana, Ohio, Oklahoma, West Virginia, and Wyoming. The Company's mortgage banking business principally has focused on retail and wholesale residential mortgage origination activities. The Company is expanding its mortgage servicing activities by retaining servicing on selected loans that it produces. The Company's principal lines of business are conducted through the Retail Origination Division, the Wholesale Origination Division, the Commercial Division, and the Servicing Division. The Company's Retail and Wholesale Origination business is conducted principally in the states of California, Illinois, Washington, and Nevada.

       The Company is an approved mortgagee by the Department of Housing and Urban Development and is qualified to originate mortgage loans insured by the Federal Housing Administration as well as service loans for the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. In addition, the Company is approved to issue Government National Mortgage Association securities.

                     UNITED FINANCIAL MORTGAGE CORP.
                          Notes to Financial Statements

   Summary of Significant Accounting Policies
   Net Income(Loss) Per Share
       In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to SFAS No. 128 requirements.

   Use of Estimates
       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Revenue Recognition
      Revenue is recognized when loans are sold after closings. Interest income from mortgages held by the Company and from short term cash investments is recognized as earned.

   Commissions and Fees
      Commissions and fees principally consist of premiums received from purchasers of mortgage loans originated by the Company. Gains(losses) from purchasing, selling, investing in or otherwise trading in closed mortgage loans are an immaterial portion of the Company's revenues and are included in the Statement of Income under the item entitled Revenues:
   Commissions and Fees.

   Cash and Cash Equivalents
      Cash and cash equivalents consist of cash and short-term investments with maturity of three months or less.

   Accounts Receivable
      Accounts receivable consist of advances made in connection with loan origination activities.

   Concentration of Credit Risk
      Credit risk with respect to mortgage loan receivables and accounts receivable generally is diversified due to the large number of customers and the timely sale of the loans to investors, generally within one (1) month. The Company performs extensive credit investigation and verification procedures on loan applicants before loans are approved and funds disbursed. In addition, each loan is secured by the underlying real estate property. As a result, the Company has not deemed it necessary to provide reserves for the ultimate realization of the mortgage loan receivables.

                       United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Fixed Assets
      Fixed assets consist of furniture, fixtures, equipment and leasehold improvements and are recorded at cost and are depreciated using the straight line method over their estimated useful lives. Furniture, fixtures and equipment are depreciated over 5-7 years and leasehold improvements over the shorter of the lease term or the estimated useful life of the asset. Upon asset retirement or other disposition, cost and the related allowance for depreciation are removed from the accounts, and gain or loss is included in the statement of income. Amounts expended as repairs and maintenance are charged to operations.

   Fair Value of Financial Instruments
      The carrying value of the Company's financial instruments, including cash and cash equivalents, mortgage receivables, accounts receivables, accounts payable and notes payable, as reported in the accompanying balance sheet, approximates fair value.

   Income Taxes
      The Company accounts for income taxes using the liability method in accordance with SFAS No. 109., "Accounting for Income Taxes." The liability method provides that deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.


   Earnings (Loss) Per Common Share
      Earnings(loss) per common share are calculated on net income(loss) after the deduction for dividends paid on the Series A Preferred Shares. The number of common shares used in the computation is based upon the number of shares outstanding at the end of the period.

   Transfers and Servicing of Financial Assets and Extinguishments of
   Liabilities
       In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." ("SFAS 130"). SFAS 130, establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since the standard applies only to the presentation of comprehensive income, it should not have any impact on the Company's results of operations, financial position or cash flows. Comprehensive income and regular income are one and the same for the current period.

                       United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

       In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about segments of an Enterprise and Related Information." ("SFAS 131"). SFAS 131 is effective for years beginning after December 15, 1997.
   SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company has adopted the new requirements.

   Notes Payable
        The Company has mortgage warehouse credit facilities aggregating
   $49 million with several commercial banks and other financial institutions. These credit facilities are used to fund approved mortgage loans and are collateralized by mortgage loans. The Company is not required to maintain compensating balances.

            Amounts outstanding under the various credit facilities
                         consist of the following:

                                                                July 31, 2000
       $20 million mortgage warehouse credit facility
             at a commercial bank; interest at LIBOR;
             plus 160 basis points; expires 09/28/00              $ 9,939,170


       $25 million mortgage warehouse credit facility
             at a commercial bank; interest at commercial
             paper rate; plus 150 basis points. expires 09/00      12,145,293


       $2  million mortgage warehouse credit facility at
             a commercial bank; interest at LIBOR plus
             160 basis points; expires 09/28/00                     1,527,497

       $2  million mortgage warehouse credit facility at a
             commercial bank; interest at Prime;
             plus 50 basis points; expires 10/31/2003                       0

                          Total                                  $ 23,611,960



   Retirement Plan
        The Company has a 401K plan covering all eligible employees. Company contributions to the plan are discretionary.

                      United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Lease Commitments
           The Company conducts its operations from leased premises and has several equipment leases as part of standard business practice.
   The following table reveals the estimated minimum rental payments under the Company's operating leases. Total rent expense under these leases was approximately $80,000, for the three months ended July 31, 2000.

           Future minimum rental payments for the next five years at July 31, 2000 are as follows:


                       Year Ending April 30,             Operating Leases
                            2001                              294,299
                            2002                              255,269
                            2003                              209,693
                            2004                              124,892
                            2005                               74,151
                                  Total Commitment          $ 958,304


        Future lease payments capital leases at July 31, 2000:

                       Year Ending April 30,             Capital Leases
                            2001                               17,573
                            2002                               12,008
                            2003                                5,415
                            2004                                  451
                                 Total Commitment            $ 35,447

             Less Interest                                     12,307
             Less Short Term                                   13,000
             Long Term                                       $ 10,140

                        United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Income Taxes
           The income tax provision consists of the following for the period ended July 31st:

                                             1999                2000
                Current:
                     Federal             $ 24,872          $    21,940
                     State                  5,120                4,517
                     SubTotal              29,992               26,457

                Deferred:
                     Federal               14,740               23,210
                     State                  3,305                4,779
                     SubTotal              17,775               27,989

                Total                      47,767               54,446

           The components of the deferred tax asset (liability) are as follows for the period ending July 31st:

                                           1999                   2000
           Loss Carry-Forward                 0                 75,079
           Accelerated Depreciation      25,932                 15,812
           Deferred Receivables         (86,678)              (186,479)

           Deferred Tax Asset(Liab)     (60,746)               (95,588)
           Valuation Allowance         (209,853)                74,955

           Net Deferred Tax Asset
             (Liability)           $   (270,599)              $ 20,633

        The effective tax rates for the three month period ended July 31, 1999 and July 31, 2000 are the statutory Federal tax of 34% and state tax rate of 7%.

   Series A Preferred Stock
        The Series A Preferred Stock is non-voting, nonparticipating and has a liquidation preference upon dissolution of the Company of $5,000 per share. The holders of the Preferred Stock are entitled to a variable dividend only at the discretion of and determination by the Board of Directors. No dividend was declared for the periods ended July 31, 1999 and 2000.

                         United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Stockholders' Equity
      Warrants
        At July 31, 2000, the Company had total warrants outstanding to purchase 300,000 shares of the Company's Common Stock. The exercise price of the warrants range between $0.50 and $7.80 per share. Warrants for 25,000 shares expire on the fifth anniversary of their issuance. Warrants for 195,000 shares expire on November 15, 2000. Warrants for 80,000 shares expire May 2003. In certain circumstances, the warrants have certain "piggy back" or other registration rights.

        As of January 31, 2000, an advisor to the Company was issued warrants to purchase 195,000 shares of the Company's Common Stock at an exercise price of $0.50 per share. The warrants are exercisable until November 15, 2000 and contain certain registration rights.

        The Company has reserved 300,000 common shares for issuance upon exercise of all warrants.

         In March of 1999, the Company implemented a stock repurchase program. As of July 31, 2000, the Company has purchased 18,900 shares and has returned such shares to `authorized but not issued' shares.

   Servicing
         During the recent period ended July 31, 2000, the Company has continued to build its servicing portfolio. As of the balance sheet date, the servicing portfolio was sixteen million, nine hundred seventy six thousand, eight hundred twenty dollars (16,976,820) in residential loans.

   Stock Option Plan
        In December, 1993 the Company adopted the Non-Qualified and
   Incentive Stock Option Plan and established the number of common shares issuable under the plan at 500,000 shares. The exercise price for options under the plan is the fair market value of the Common Stock on the date
   on which the option is granted.  The option    price is payable either
   in cash, by the surrender of common shares in the Company, or a combination of both. The aggregate number of options granted in any one year cannot exceed 10% of the total shares reserved for issuance under the plan. Options may be exercisable immediately, after a period of time or in installments, and expire on the tenth anniversary of the grant. The plan will terminate in December, 2003. The total number of shares granted as of July 31, 2000 was 174,000.

   Contingencies
         The Company is involved in litigation in the normal course of business. This litigation is not expected to have a material effect in the Company's results of operations or financial condition.

                          United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Expansion
        On October 9, 1998, the Company purchased certain assets of Mortgage Service of America, Inc. for $187,291 under the purchase method of accounting. MSA is in the mortgage loan origination business and originated primarily first mortgages. The purchase price was paid in cash. Assets in the amount of $50,000 are being depreciated over their useful lives and goodwill of $137,291 will be amortized over 15 years. Due to the method of accounting used by MSA, it is not possible to present a pro forma combined financial statement. If included, management does not believe it would present a material change to the Company's financial statements.

   Credit Risk
         Financial instruments that potentially subject the Company to credit risk include cash balances at banks that exceed the related federal deposit insurance by $3,595,840 by July 31, 2000

                     United Financial Mortgage Corp.
                     Notes to Unaudited Financial Statements

   Basis of Presentation
        Earnings per share is presented in accordance with the provision of the Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128), which requires the presentation of "basic" and "diluted" earnings per share. Basic earnings per share is based on the weighted average shares outstanding without regard for common stock equivalents, such as stock options and warrants. Diluted earnings per share includes the effect of common stock equivalents.

   The following reconciles basic earnings per share to diluted earnings per share under the provisions of SFAS 128:

                                        Period ended July 31, 1999
                                       Income          Shares       Per Share
                                    (Numerator)    (Denominator)      Amount

        Income Available to
        Common Shareholders             68,738       3,897,529        0.0176

        Effect of Dilutive Securities
        Options and Warrants                          242,000

        Diluted Earnings Per Share
        Income Available to
        Common Shareholders             68,738      4,139,529         0.0166




                                        Period Ended July 31, 2000
                                       Income          Shares       Per Share
                                     (Numerator)   (Denominator)      Amount
        Basic Earnings Per Share
        Income Available to
        Common Shareholders             71,465      3,881,129         0.0184

        Effect of Dilutive Securities
        Options and Warrants                          300,000
        Diluted Earnings Per Share
        Income Available to
        Common Shareholders             71,465      4,181,129         0.0171

      ITEM 2                   MANAGEMENT DISCUSSION AND ANALYSIS
                     OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

        This Management Discussion and Analysis of Financial Condition and Results of Operations includes forward-looking statements which involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of certain factors.

         The Company, founded in 1986, operates as a full-service mortgage banking company principally engaged in the origination and sale of first mortgage loans secured by residential real estate. On a limited scale, the Company also originates commercial loans; and services residential mortgage loans.

      Results of Operations
           Three Months Ended July 31, 2000

         The three month period ended July 31, 2000 saw loan volume and revenue remain relatively flat as compared to the same time period in the previous year. Despite the fact that the Company saw profit margins decrease as compared to the same period last year, the Company was able to hold expenses flat. The Company plans to open new offices in the near future.

         Commission and fee revenue decreased slightly from $2,430,230 for the three months ended July 31, 1999 to $2,402,571 for the three months ended July 31, 2000. This is a percentage decrease of approximately 1.1%.

          Interest income increased from $485,146 for the three months ended July 31, 1999 to $528,566 for the three months ended July 31, 2000. This increase was attributable to the increase in higher interest income on invested capital.

         Salary and commission expense decreased from $1,559,345 for the three months ended July 31, 1999 to $1,527,122 for the three months ended July 31, 2000. This was a decrease of approximately 2.1% despite the Company's continued investment in the expansion of the Company's sales organization and the increasing cost of wholesale originations through the premiums that are paid for these originations.

         Selling and administrative expenses decreased from $730,924 for the three months ended July 31, 1999 to $723,991 for the three months ended July 31, 2000. This decrease of 1.0% occurred despite the continued efforts to improve infrastructure and technology advancements.

        Depreciation and amortization expense increased from $35,839 for the three months ended July 31, 1999 to $39,009 for the three months ended July 31, 2000. This increase principally resulted from technology investments made during the past two fiscal years. This investment is in line with the Company's strategy of technological advancement and infrastructure improvements.

        Interest expense increased from $472,764 for the three months ended July 31, 1999 to $515,103 for the three months ended July 31, 2000. This increase was the result of the increased cost of borrowing as interest rates have risen.

   Liquidity and Capital Resources
         During the three months ended July 31, 1999 and July 31, 2000, net cash generated(used) by operating activities was $74,634 and ($21,967), respectively. Net cash generated by operating activities decreased from the first three months of fiscal year 1999 to the first three months of 2000 largely due to the fluctuation in the balances in the prepaid and other current asset accounts.

         Net cash generated(used) by investing activities changed from ($154,938) for the three months ended July 31, 1999 to ($49,290) for the three months ended July 31, 2000. The change from period to period largely was attributable to the change in retaining servicing rights on certain closed loans during the time periods.

         Cash flow from financing activities for the first three months of fiscal year 1999 and the first three months of fiscal year 2000 was $298,900 and $203,068, respectively. This difference largely was a result of the change in the amount of loans held for sale in the time periods.

         The net cash flow from operating, financing, and investing activities was $218,596 for the first three months of fiscal year 1999 and $131,810 for the first three months of fiscal year 2000.

         Capital expenditures for the period ended July 31, 2000 were approximately $10,000, principally in technology and to a lesser extent for the expansion of sales organization facilities. The Company believes it will continue to make investments in technology in the future to enhance and maintain its product and service offerings.

         Cash flow requirements depend on the level and timing of the Company's activities in loan origination in relation to the timing of the sale of such loans. In addition, the Company requires cash flow for the payment of operating expenses, interest expense, and capital expenditures. Currently, the Company's primary sources of funding are borrowings under warehouse lines of credit, proceeds from the sale of loans in the secondary market and internally generated funds.

         During the first three months of fiscal year 2000, the Company has continued to pursue its strategy of servicing mortgage loans.  In order to engage in this business, the Company has retained the servicing rights on loans that the Company originates. Such retention has resulted in some reduction in short term cash flow available. The Company has employed capital to finance the retention of servicing rights.
   This capital principally has been expended to pay the costs associated with loan origination, such as loan officer compensation, broker commissions, and miscellaneous overhead expenses. However, the retention of servicing rights is expected to create an asset on the Company's balance
   sheet and create future cash flow streams.   Industry trends higher interest
   rates in recent quarters have resulted in many mortgage companies leaving the market. This benefits the Company long-term because of less competition. However, short term effects include less origination activity and reduced margins.

         The Company believes that the industry will continue to offer broader and more diversified product offerings and that technology will play an increasing part in real estate transactions. This includes expanded use of Internet capabilities which the Company will continue to aggressively pursue.

         The Company's business base is concentrated principally in the Midwest and Western United States. As such, the Company may be subject to the effects of economic conditions and real estate markets specific to such locales.

   Inflation and Seasonality
         The Company believes the effect of inflation, other than its potential effect on market interest rates, has been insignificant. Historically, seasonal fluctuations in mortgage originations generally do not have a material effect on the financial condition or operations of the Company. Due to the technological and infrastructure advancements, such as increasing the servicing portfolio, the Company hopes to continue to minimize seasonality fluctuations.

   PART II - OTHER INFORMATION


      ITEM

     1.  Legal Proceedings - Item 3. Entitle "Legal Proceedings" is
                             incorporated herein(by Reference from the
                             Company's Annual Report on Form 10-KSB as
                             Filed with United States Securities
                             Exchange Commission on April 30, 2000

     2.   Changes in Securities - None
           (a)       None
           (b)       None
           (c)       None
           (d)       None


     3.   Defaults upon Senior Securities - None

     4.  Submission of Matters to a vote of Security Holders - None

     5.   Other Information - None

     6.   Exhibits and Reports on Form 8-K
           (a)       Exhibit (see exhibit list)
           (b)       Reports on Form 8-K - None

    ITEM 6(a) EXHIBIT LIST

                                   DESCRIPTION


      27   Financial Data Schedule

                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               United Financial Mortgage Corp.


      September 14, 2000                 By:        /s/ Joseph Khoshabe
                                                    Joseph Khoshabe
                                                    Chairman and Chief
                                                    Executive Officer

      September 14, 2000                 By:        /s/ Steve Khoshabe
                                                    Steve Khoshabe
                                                    Chief Financial Officer

      September 14, 2000                 By:        /s/ Robert S. Luce
                                                    Robert S. Luce
                                                    Secretary